Exhibit 10.7.3

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (hereinafter, the “Third Amendment” is made this 29th day of March, 2004, by and between GLENN DALE BUSINESS CENTER, L.L.C., a Maryland limited liability company, having an office at c/o Continental Realty Corporation, 1427 Clarkview Road, Suite 500, Baltimore, Maryland 21209-2100, as landlord (the “Landlord”) and TVI CORPORATION, A Maryland corporation, having an office at 7100 Holladay Tyler Road, Suite 200, Glenn Dale, Maryland 20769, as tenant (the “Tenant”).

RECITALS:

A. Landlord and Tenant entered into a Lease dated February 16, 1998 (as amended by a first Amendment to Lease dated December 10, 2002, and a Second Amendment to Lease dated January 16, 2004, collectively, the “Lease”) for certain premises containing 84,636 square feet and known as Suite 200 (7100 Holladay Tyler Road, Suite 200, Glenn Dale, Maryland 20769, the “Premises”) which are located in the Glenn Dale Business Center.

B. Landlord and Tenant desire to expand the Premises to include the adjacent space containing 33,637 square feet and to further amend the Lease based upon the terms and conditions set forth in this Third Amendment. The total square footage of the Premises as of the Third Amendment Expansion Commencement Date (as herein defined) shall be 118,273 square feet.

NOW, THEREFORE, for and in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The Recitals noted above are hereby incorporated into and made part of this Third Amendment.

2. Expansion of Premises. Tenant agrees that it shall expand the Premises to include the 33,637 square feet of space immediately adjacent to Suite No 200 (the “Third Amendment Expansion Premises”), which is shaded with diagonal lines on the drawing attached hereto as Third Amendment Exhibit A and made a part hereof. The expansion shall be effective on May 1, 2004 (the “Third Amendment Expansion Commencement Date”). Effective as of the Third Amendment Expansion Commencement Date, all references in the Lease in the “Premises”, shall be deemed to include the Third Amendment Expansion Premises.

3. Landlord Work. Landlord shall, at its sole cost and expense, perform the following work in the Third Amendment Expansion Premises prior to delivering the Third Amendment Expansion Premises to Tenant: (1) clean and paint the warehouse walls, (2) clean, service and paint the existing bathrooms and install new bathroom fixtures, (3) open up knock out panels in the demising walls, and (4) upgrade the lighting to 400 watt metal halide. Notwithstanding the foregoing, Tenant shall have access to the Third Amendment Expansion Premises during the month of April, 2004, for purposes of set up. All other work necessary to prepare the Third Amendment Expansion Premises for Tenant’s use shall be the sole responsibility of Tenant at Tenant’s sole cost and expense. Tenant shall obtain landlord’s written approval of Tenant’s plans and specifications for any Tenant work in the Third Amendment Expansion Premises before commencing any such work; such approval shall not be unreasonably withheld or delayed by Landlord.

4. Extension of Existing Lease Term. The existing Lease Term for the 63,839 square feet in Suite 200, the 20,797 square feet in the Expansion Premises per the Second Amendment to Lease, and the 33,637 square feet in the Third Amendment Expansion Premises (collectively, the Premises), currently scheduled to expire on February 28, 2009, shall be extended as of the Third Amendment Expansion Commencement Date to terminate on April 30, 2010 (the “Third Amendment Extended Term”), unless terminated earlier in accordance with the provisions of the Lease. The Third Amendment Extended Term shall be on the same terms, covenants and conditions as the original term, except that the Minimum Rent shall be adjusted as provided herein, and there shall be no further right of renewal after the Third Amendment Extended Term except as specifically provided for herein.

5. Minimum Rent. Commencing on May 1, 2004, the rent or minimum rent (hereinafter, the “Minimum Rent”) for the Premises for the Third Amendment Extended Term shall be as shown on the tables below.

(a) for the 63,839 square feet of space in Suite 200, Tenant agrees to pay Landlord:

Payment Period	Minimum Rent Per Square Foot	Annual Minimum Rent	Monthly Minimum Rent Payment
02/01/04-01/31/05	$4.59	$293,021.01	$24,418.42
02/01/05-01/31/06	$4.68	$298,766.52	$24,897.21
02/01/06-01/31/07	$4.77	$304,512.03	$25,376.00
02/01/07-01/31/08	$4.87	$310,895.93	$25,908.00
02/01/08-02/28/09	$4.97	$317,279.83	$26,439.99
02/01/09-02/28/10	$5.07	$323,663.73	$26,971.98
02/01/10-04/30/10	$5.17	$330,047.63	$27,503.97

(b) For the 20,797 square feet of space in the Expansion Premises as set forth in the Second Amendment to Lease hereinafter, the “Second Amendment Expansion Premises”), Tenant agrees to pay Landlord:

Payment Period	Minimum Rent Per Square Foot	Annual Minimum Rent	Monthly Minimum Rent Payment
03/01/04-02/28/05	$5.50	$114,384.50	$9,531.96
03/01/05-02/28/06	$5.61	$116,671.17	$9,722.60
03/01/06-02/28/07	$5.72	$118,958.84	$9,913.24
03/01/07-02/29/08	$5.83	$121,246.51	$10,103.88
0/01/08-02/28/09	$5.95	$123,742.15	$10,311.85
03/01/09-02/28/10	$6.07	$126,237.79	$10,519.82
03/01/10-04/30/10	$6.19	$128,733.43	$10,727.79

(c) For the 33,637 square feet of space in the Third Amendment Expansion Premises, Tenant agrees to pay Landlord:

Payment Period	Minimum Rent Per Square Foot	Annual Minimum Rent	Monthly Minimum Rent Payment
05/01/04-02/28/05	$5.00	$168,185.00	$14,015.42
03/01/05-02/28/06	$5.10	$171,548.70	$14,295.73
03/01/06-02/28/07	$5.20	$174,912.40	$14,576.03
03/01/07-02/29/08	$5.30	$178,276.10	$14,856.34
03/01/08-02/28/09	$5.41	$181,976.17	$15,164.68
03/01/09-02/28/10	$5.52	$185,676.24	$15,473.02
03/01/10-04/30/10	$5.63	$189,376.31	$15,781.36

(d) Therefore, Tenant’s monthly payment obligation pursuant to (a), (b) and (c) above for the Lease Term shall be as follows:

Payment Period	Annual Minimum Rent	Monthly Minimum Rent Payment
05/01/04-01/31/05	$575,590.51	$47,965.88
02/01/05-02/28/05	$581,336.02	$48,444.67
03/01/05-01/31/06	$586,986.39	$48,915.53
02/01/06-02/28/06	$592,731.90	$49,394.33
03/01/06-01/31/07	$598,382.87	$49,865.24
02/01/07-02/28/07	$604,767.17	$50,397.26
03/01/07-01/31/08	$610,418.54	$50,868.21
02/01/08-02/29/08	$616,802.44	$51,400.20
03/01/08-02/28/09	$622,998.15	$51,916.51
03/01/09-02/28/10	$635,577.76	$52,964.81
03/01/10-04/30/10	$648,157.37	$54,013.11

6. Minimum Rent Abatement. Notwithstanding anything Section 5 above to the contrary, as partial inducement for Tenant to execute this Third Amendment, Landlord agrees to abate Minimum Rent for the Third Amendment Expansion Premise only (the “Abatement”) as follows: for the period commencing May 1, 2004 through August 31, 2004, Minimum Rent shall be abated in full. Tenant acknowledges that the Abatement does not pertain to the additional charges and that Tenant shall be responsible for its pro rata share of Real Estate Taxes, Common Facilities Costs and

Insurance as set forth in the Lease. Landlord and Tenant agree that the Abatement is expressly conditioned upon Tenant remaining free of default under the Lease (after written notice from Landlord and beyond any applicable cure period), for the entire Lease Term. Upon the occurrence of an event of default on the part of Tenant which is uncured beyond any applicable cure period, Landlord may rescind the Abatement, and promptly upon demand by Landlord Tenant shall pay as rent hereunder, the full amount of the Abatement.

7. Security Deposit. Landlord hereby acknowledges that it currently holds Thirty Three Thousand Four Hundred Seventy and 63/100 Dollars ($33,470.63) previously paid by Tenant as security for the faithful performance by Tenant of all of the terms, covenants and conditions of the Lease. Tenant agrees to pay Landlord an additional security deposit of Fourteen Thousand Five Hundred Dollars ($14,500.00) contemporaneously with its execution of this Third Amendment. Upon Landlord’s receipt of such payment, the total security deposit on account for Tenant under the Lease shall be Forty Seven Thousand Nine Hundred Seventy and 63/100 Dollars ($47,970.63).

8. Additional Charges. Tenant currently pays its proportionate share of Real Estate Taxes, Common Facilities Costs and Insurance pursuant to the Lease. Effective May 1, 2004, Tenant’s proportionate share shall be increased to 118,273/310,000, or 38.2%.

9. Parking. Tenant shall have the use of one hundred twenty five (125) parking spaces, as marked on Third Amendment Exhibit B attached hereto and made a part hereof.

10. Broker. Each of the parties represents and warrants that there are no claims for brokerage commissions or finders fees in connection with the execution of this Third Amendment, and each of the parties agrees to indemnity and save harmless the other party from and against all liabilities arising from any such claim including, without limitation, the cost of attorneys’ fees in connection therewith.

11. Financial Statements. From time to time Landlord may request, and Tenant hereby agrees to provide, within ten (10) days after the receipt of any such request, the financial statements of Tenant. Tenant represents and warrants to Landlord that all financial statements delivered to Landlord are or will be (if delivered in the future) true and accurate in all material respects. If Tenant shall deliver to Landlord any such financial statements which are materially inaccurate, then such delivery shall be deemed to be a default under the Lease.

12. Access to Overhead Door. Tenant shall have drive in access to one (1) overhead door in the Third Amendment Expansion Premises.

13. General. Except as otherwise expressly amended herein, all other terms and conditions of the Lease shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Lease and there terms of this Third Amendment, the terms of this Third Amendment shall control. All undefined capitalized terms contained herein shall have the definitions assigned to them in the Lease. Landlord and Tenant agree and intend that (a) the Lease constitutes a contract under seal, and (b) the twelve (12) year statute of limitations period under Section 5-102 of the Courts & Judicial Proceedings Article of the Annotated Code of Maryland (“Courts Article”) shall govern the limitations period under the Lease rather than the three (3) year limitations period under Section 5-101 of the Courts Article.

BALANCE OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Lease under their respective hands and seals as of the day and year first above written.

WITNESS:	LANDLORD: GLENN DALE BUSINESS CENTER L.L.C.
Shanna M. Hayward	By:	GDBC Manager, Inc., its Manager
	By:	/s/ Lawrence G. Rief	(SEAL)
Lawrence G. Rief, Vice President

WITNESS:	TENANT: TVI CORPORATION

Madeline M. McCormick	By:	/s/ Richard V. Priddy	(SEAL)
Richard V. Priddy, President and CEO

STATE OF MARYLAND, COUNTY OF BALTIMORE, to-wit:

On this 14th day of April, 2004, before me, the subscribed, a Notary Public of’ the State aforesaid, personally appeared

LAWRENCE G. RIEF,

Vice-President of the Manager for the above-named Landlord, and he acknowledged the above Third Amendment to Lease to be the act of the Landlord.

IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

/s/ Shanna M. Hayward

My commission expires: 11/1/2007

STATE OF MARYLAND , COUNTY OF BALTIMORE, to-wit:

On this 29th day of March, 2004, before me, the subscribed, a Notary Public of’ the State aforesaid, personally appeared

RICHARD V. PRIDDY,

President and CEO of the above-named Tenant, and he acknowledged the above Third Amendment to Lease to be the act of the Tenant.

IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

/s/ Madeline M. McCormick

My commission expires: September 25, 2007

THIRD AMENDMENT EXHIBIT A – Plan Showing Expansion Premises

Graphic Omitted

SECOND AMENDMENT EXHIBIT B– Plan Showing Parking Lot

Graphic Omitted